Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-20108 and Form S-8 No. 333-102152) of The Peoples Holding Company and the related Prospectus of our report dated February 12, 2004, except for Note T, as to which the date is February 17, 2004, with respect to the consolidated financial statements of The Peoples Holding Company included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Birmingham, Alabama	/s/ Ernst & Young LLP
March 8, 2004